Exhibit 10.6.1

ADDENDUM TO PAYMENT RESCHEDULING AGREEMENT

This Addendum to Payment Rescheduling Agreement (the "Addendum") is made and entered into as of 10 July 2025 by and among:

1.	GCL Global Limited, a Cayman islands exempted company limited by shares having its principal place of business at 29 Tai Seng Avenue, #02-01, Natural Cool Lifestyle Hub, Singapore 534119 (“GCL”);

2.	GCL Global Pte Ltd. (UEN: 20215922H), a Singapore corporation and wholly owned subsidiary of GCL, having its principal place of business at 29 Tai Seng Avenue, #02-01, Natural Cool Lifestyle Hub, Singapore 534119, and a wholly owned subsidiary of GCL ("GCL PTE", GCL PTE and GCL arc collectively referred to as “GCL Companies”);

3.	4DIVIN1TY PTE. LTD. (UEN: 202234803E), a company incorporated in Singapore, having its principal place of business at 29 Tai Seng Avenue, #02-01, Natural Cool Lifestyle Hub, Singapore 534119 (“4D”);

4.	NEKCOM INC., a Delaware corporation having its registered office at 1209 Orange Street, Wilmington, DE 19801, USA (“NEKCOM”);

5.	武汉铃空游戏科技有限公司 a company incorporated in the PRC (“铃空游戏”), having its registered office at Fl-2. Building No.20, Unit 20, Guo Cai Guang Li Fang, No. 88 Jiufeng Yi Lu. DonghuNew& High-tech Development Zone, Wuhan, Hubei Province. PRC (湖 北省ltt汉东湖新技术开发区九峰·ˉ路 88号全球公共采购交易服务总部基地ˉ 国采光立方 20栋 20号楼 1ˉ2层 (自贸区武汉片区);

6.	NEKCOM PRIVATE LIMITED (UEN: 202215072G), a company incorporated in Singapore, having its registered office at 8 EU TONG SEN STREET, #22-85 THE CENTRAL, SINGAPORE (“SG NEKCOM”).

WHEREAS:

A. The parties above have entered into the Payment Rescheduling Agreement dated 16 April 2025 (the “Original Agreement”), pursuant to which GCL shall pay the Outstanding Stock Purchase Price in the amount of USD2.5OO.OOO in lump sum to NEKCOM before or on 30 June 2025 (“Original Payment Obligation”);

B. The parties wish to amend the Original Agreement to reschedule the due date for the payment of the Outstanding Stock Purchase Price, and to waive any penalty arising from this deferral.

NOW, THEREFORE, the parties agree as follows:

1. Amendment to Section 1.2 of the Original Agreement

Section 1.2 of the Original Agreement shall be amended and restated in its entirety as follows:

“1.2 Notwithstanding and without prejudice to any rights of NEKCOM under the Stock Purchase Agreement, GCL shall pay the Outstanding Stock Purchase Price in the amount of USD2,500,000 in lump sum on or before 16 August 2025 in the manner as set forth in Section 1.1(d)(iii) of the Stock Purchase Agreement.”

2. Amendment to Section 4.2 of the Original Agreement

Section 4.2 of the Original Agreement shall be amended and restated in its entirety as follows:

“4.2 Without prejudice to any rights and remedies of NEKCOM under the Stock Purchase Agreement, in the event that GCL fails to pay the Outstanding Stock Purchase Price in accordance with Section 1.2 of this Agreement, NEKCOM shall have the right to demand GCL to pay liquidated damages equivalent to 20% of the overdue and unpaid Outstanding Stock Purchase Price within seven (7) calendar days of NEKCOM's notice of demand. The imposition or payment of the liquidated damages shall not relieve GCL of its obligation to pay the entire overdue and unpaid Outstanding Stock Purchase Price. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.”

3. Amendment to Section 5.2 of the Original Agreement

Section 5.2 of the Original Agreement shall be amended and restated in its entirety as follows:

‘‘5.2 This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Any dispute, controversy or claim arising out of or relating to this Agreement, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS International Arbitration Rules. The Tribunal will consist of three arbitrators. The place of arbitration will be the State of Delaware, United States. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.”

4. Waiver

NEKCOM hereby expressly and irrevocably waives any claims against GCL in respect of any associated liquidated penalties, interests or damages arising out of GCL’s failure to perform the Original Payment Obligation.

5. No Other Amendments

Except as expressly modified by this Addendum, all other terms and conditions of the Original Agreement shall remain unchanged and in full force and effect.

6. Miscellaneous

4.1 Except as expressly amended by this Addendum, all other terms, conditions, and obligations of the Stock Purchase Agreement and the Original Agreement shall remain in full force and effect

4.2 This Addendum shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Any dispute, controversy or claim arising out of or relating to this Agreement, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS International Arbitration Rules. The Tribunal will consist of three arbitrators. The place of arbitration will be the State of Delaware, United States. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrator(s) may be entered tn any court having jurisdiction thereof.

4.3 This Addendum constitutes the entire agreement and understanding between the Parties on the subject matter of this Addendum. All prior negotiations, representations, agreements, and understandings thereof, oral or otherwise, are merged into this Addendum. In case of discrepancy between any other agreements and this Addendum, this Addendum shall prevail.

4.4 No variation of this Addendum shall be effective unless in writing and signed by or on behalf of each Party.

4.5 Unless otherwise stated in this Addendum, capitalized terms herein shall have the same meaning as assigned to them in the Original Agreement.

4.6 If any provision of this Addendum or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and it shall in no way affect or prejudice the enforceability' of the remainder of such provision or the other provisions of this Addendum.

4.7 This Addendum may be executed by the Parties hereto in separate counterparts, each and all of which when so executed and delivered to the Parties by facsimile, or by electronic mail, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties hereto. Any Party' may enter into this Addendum by signing any such counterpart transmitted electronically, or by facsimile, or other electronic signatures, by any of the Parties to any other Party and each receiving Party may rely on the receipt of such document so executed and delivered as if the original had been received. The Parties agree that signatures executed by way of electronic means shall be recognized and construed as secure electronic signatures to the fullest extent under applicable law, and that the Parties accordingly shall deem such signatures to be original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this ADDENDUM TO PAYMENT RESCHEDULING AGREEMENT as of the date first above written.

GCL, GCLPTE, 4D	NEKCOM. SG NEKCOM,

SIGNED by	SIGNED by

/s/ Luo Xiangyu
Jacky Choo See Wee	Luo Xiangyu
for and on behalf of	for and on behalf of
GCL Global Limited	NEKCOM INC.
GCL Global Pte Ltd	NEKCOM PRIVATE LIMITED and
and 4DIVINITY PTE. LTD.

In the presence of:	In the presence of:

Signature of Witness	Signature of Witness

/s/ Huang Yan
Name of Witness :	Name of Witness :

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